QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.12

TEMPLATE PURCHASE AGREEMENT

THIS AGREEMENT made as of the 1st day of February, 2005

BETWEEN:

    HOSTOPIA.COM INC., a corporation incorporated under the
    laws of Delaware (hereinafter referred to as "    Hostopia")

OF THE FIRST PART

– and –

    GEEKSFORLESS INC., a corporation incorporated under the
    laws of Ontario (hereinafter referred to as the "    GFL")

OF THE SECOND PART

WHEREAS Hostopia is a provider of web hosting, electronic commerce, e-mail solutions and other related services through Internet accessible means;

AND WHEREAS GFL is a creator of website templates and media content and a provider of programming services;

AND WHEREAS Hostopia wishes to obtain the services of GFL to create various website templates;

AND WHEREAS Hostopia acknowledges and agrees that GFL is the author and first owner of copyright in the Templates (as defined below). GFL, however, wishes to assign a portion of its ownership interest to Hostopia. GFL and Hostopia therefore acknowledge and agree that the Templates (and all rights therein, including, without limitation, copyright) are the joint property of GFL and Hostopia. Under law, as joint owners, each may act independently of the other in exploiting the Templates, with no obligation to account to each other for a share of any profits other than when expressly stated herein;

AND WHEREAS the templates will be accessed and used by GFL and Hostopia's customers and its customer's customers.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, it is agreed by the parties hereto as follows:

ARTICLE 1
TEMPLATE ARRANGEMENT

1.1
Hostopia hereby agrees to engage GFL and GFL agrees to accept such engagement in accordance with the express terms and conditions hereinafter set forth.

ARTICLE 2
PARTIES' RIGHTS

2.1
Hostopia acknowledges and agrees that GFL shall be deemed to be the author and first owner of copyright in the Templates. Notwithstanding the foregoing, GFL, hereby assigns a portion of its ownership interest in the Templates to Hostopia. "Templates" means Advanced Templates and Premium Templates created by GFL for Hostopia in accordance with this Agreement, including without limitation all still photographs, digital images, video, graphics, text, sound, Flash applications, original work or images in any media or form ("Content") that are incorporated therein, as defined in Section 3.3.

2.2
GFL and Hostopia acknowledge and agree that the Templates are the joint property of GFL and Hostopia. Both parties shall, under copyright for the full term of copyright in the Templates, have the irrevocable, unlimited, paid-up and worldwide right to use the Templates for any purpose whatsoever, including without limitation, the right to license, sell, assign, transfer, use, re-use, duplicate, distribute, publish, republish, lease, lend, adapt, translate, modify and transmit the Templates, in electronic form, print media or otherwise to any third parties, subject to Article 9.

2.3
GFL and Hostopia further acknowledge and agree that each party may commercially exploit the Templates independently of the other and any revenues earned by either party with respect to the Templates shall be the sole property of the party that received such revenues, subject to Section 9.2.

2.4
GFL irrevocably waives in favour of Hostopia, and Hostopia's licensees, all moral rights that it has or may have, as author, with respect to the Templates, including, without limitation, the right to attribution of authorship, the right to restrain any distortion, mutilation or other modification of the Templates and the right to prohibit any use of the Templates in association with a product, service, cause or institution that might be prejudicial to GFL's honour or reputation.

ARTICLE 3
DELIVERY OF TEMPLATES

3.1
GFL will provide the Templates and all copies, negatives and prints thereof, in electronic form or otherwise, to Hostopia no later than the dates specified in Schedule "A".

3.2
Hostopia shall have two (2) months from the date on which Hostopia receives each Template as stated in Schedule "A", to accept or reject any Template delivered to Hostopia. Any Template that Hostopia rejects shall be accompanied by a brief explanation for such rejection.

3.3
"Advanced Templates" are comparable in features and functionality to the template(s) within the CD-ROM attached to Schedule "B" and shall include limited Flash applications. "Premium Templates" are comparable in features and functionality to the template(s) within the CD-ROM attached to Schedule "C" and shall include robust Flash, sound, html and video applications.

3.4
GFL agrees to provide Hostopia, copies of any model releases, consents, assignments or other documents.

ARTICLE 4
FEES

4.1
GFL shall be entitled to receive a one-time fee of US $110.00 for each Advanced Template delivered to, and accepted by Hostopia, and US $140.00 for each Premium Template delivered to, and accepted by Hostopia. GFL shall create and provide to Hostopia (a) no less than five hundred (500) Advanced Templates and (b) no less than five hundred (500) Premium Templates. GFL shall be solely responsible for all deductions and remittances required by law as a result of the services provided hereunder or which otherwise arise out of GFL's performance under this Agreement. Hostopia, at its option, may receive 500 Premium Templates in exchange for the fees set out in this section during the term of this Agreement.

ARTICLE 5
REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1
GFL hereby represents, warrants and covenants that:

(a)
It has the right to enter into this Agreement to perform the obligations contemplated hereby;

(b)
It has not made, nor will hereafter make, any commitment or agreement which will interfere with the completion of its services, or limit Hostopia's rights, hereunder;

(c)
It is the exclusive owner of all Content incorporated into the Templates, with the exception of any materials provided by Hostopia, and the Templates, or Content, do not infringe upon or misappropriate any common law or statutory rights of any person, including without limitation, any copyright, patent right, right of publicity or privacy, trademark, trade secret or other proprietary rights;

  (d)
  It has obtained all necessary releases, consents, assignments and similar instruments in order to grant Hostopia the rights in the Templates, and, including without limitation, has entered into agreements with any models portrayed in the Templates, whereby such models have agreed to assign to GFL all of the model's rights with respect to the Templates in which they appear;

  (e)
  No claims will be made by any person against Hostopia with respect to the rights hereby assigned by GFL including without limitation a claim of passing off, and any use of the rights in the Templates will not violate the rights of any person, firm or corporation;

  (f)
  The Templates are of high quality and will be free of defects in material and workmanship in all material respects;

  (g)
  The Templates shall conform to Hostopia's functional and other requirements; and

  (h)
  It shall fix, at its own expense, any material errors or defects, which may be discovered in the Templates during the Term of this Agreement.

ARTICLE 6
INDEMNITY LITIGATION AND LIMITATION OF LIABILITY

6.1
GFL will indemnify and hold harmless Hostopia, its directors, officers, agents, suppliers, associates, successors, licensees, and assigns from any and all claims, demands, suits, losses, costs, expenses (including reasonable counsel fees), damages or recoveries (including any amount paid in settlement) which may be obtained against, imposed upon or suffered by Hostopia and other parties referred to above, by reason of (a) the breach by GFL of any of the representations, warranties or covenants herein contained, or (b) GFL's performance of its obligations in accordance with this Agreement.

6.2
GFL hereby grants to Hostopia the free and unrestricted right to institute in the name and on behalf of GFL, any and all suits and proceedings in law or in equity, to enjoin and restrain any infringements of the rights herein granted, and hereby assigns and sets over Hostopia any and all causes of action arising or resulting by reason of or based upon any such infringement, and hereby assigns and sets over to Hostopia any and all recoveries obtained in any such action. GFL will not compromise, settle or in any manner interfere with such litigation if brought. GFL will and does hereby appoint Hostopia its irrevocable attorney-in-fact to establish and protect the validity of all rights herein granted if they are attacked or appropriated by others, and Hostopia may also sue or defend in the name of GFL at GFL's expense.

6.3
EACH PARTY'S AGGREGATE LIABILITY TO THE OTHER, INCLUDING, WITHOUT LIMITATION, FOR ALL BREACHES OF THIS AGREEMENT, SHALL BE LIMITED TO $100,000. IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, TORT LIABILITY (INCLUDING NEGLIGENCE) OR OTHERWISE, SHALL EITHER PARTY OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR THIRD PARTY DAMAGES.

ARTICLE 7
CONFIDENTIAL INFORMATION

7.1
All documentation and information designated at the time of disclosure by the party disclosing the information (the "Disclosing Party") as proprietary or confidential, including without limitation drawings, source code, computer program listings, techniques, algorithms and processes, and technical and marketing information ("Confidential Information") which is supplied by the Disclosing Party in connection with this Agreement shall be treated confidentially by the recipient of the confidential information ("Recipient") and its employees, and shall not be disclosed by the Recipient without the Disclosing Party's prior written consent.

7.2
Information shall not be considered to be Confidential Information if it (1) is already or otherwise becomes publicly known through no act of Recipient; or (2) is lawfully received from third parties subject to no restriction of confidentiality; or (3) can be shown by Recipient to have been independently developed by it; or (4) is authorized by the Disclosing Party to disclose, copy or use; or (5) is required to be disclosed in the context of an administrative or judicial proceeding.

7.3
The duty of confidentiality with respect to confidential information shall survive the termination or expiration of this Agreement for a period of five (5) years.

ARTICLE 8
TERM AND TERMINATION

8.1
If one party materially breaches or is in material default of any obligations hereunder, which material breach or default has not been cured within thirty (30) calendar days after receipt of written notice of such default from the non-defaulting party or within such additional cure period as the non-defaulting party may authorize in writing, then the non-breaching party may terminate this Agreement immediately.

8.2
Hostopia may terminate this Agreement at any time upon thirty (30) calendar days written notice to GFL for any reason whatsoever, provided that Hostopia shall pay GFL any outstanding amounts due and payable to GFL for Templates delivered to, and accepted by Hostopia, prior to the date upon which notice to terminate has been provided to GFL.

8.3
Neither the expiration, rescission, termination for default nor any other termination of this Agreement shall:

(a)
affect, limit or nullify the rights of Hostopia with respect to the Templates received and accepted by Hostopia in accordance with the terms of this Agreement;

(b)
affect limit or nullify any representation, warranty or covenant on the part of GFL in connection therewith; or

(c)
otherwise alter or adversely affect any of the rights or privileges of Hostopia hereunder.

ARTICLE 9
NON-SOLICITATION

9.1
Both parties agree that they will not during the term of this Agreement and for five (5) years following termination thereof, Solicit any of the other party's employees for employment unless approved by the non-soliciting party, in writing in advance. For the purposes of this Agreement "Solicit" means to contact for any purpose, directly or indirectly.

9.2
In the event that GFL sells any Templates to Hostopia's customers during the term of this Agreement, and for a period of five (5) years thereafter, GFL shall pay to Hostopia an amount equal to ten percent (10%) of the total fees collected by GFL from Hostopia's customers.

ARTICLE 10
GENERAL

10.1
Time shall be of the essence in this Agreement.

10.2
All notices, requests, approvals, consents and other communications required or permitted under this Agreement shall be in writing and addressed as follows:

(a)
if to GFL:

    GEEKSFORLESS INC.
    Attention: President
    5915 Airport Road, Suite 110
    Mississauga, Ontario
    Canada
    L4V 1T1
    E-mail: president@geeksforless.com
    Tel.: 416-883-3000
    Fax: 416-883-3003

  (b)
  if to Hostopia

    HOSTOPIA.COM INC.,
    Attention: President
    5915 Airport Road, Suite 1100
    Mississauga, Ontario
    Canada
    L4V 1T1
    E-mail: president@hostopia.com
    Ph: 1 800 322-9438
    Fax: 1 800 979-9587

  and shall be sent by email, delivery (written receipt required) or by facsimile transmission (machine confirmation to be retained by sender) and the party sending such notice shall telephone to confirm receipt. Either party may change its email address, address or facsimile number for notification purposes by giving the other party notice of the new email address, address or facsimile number and the date upon which it will become effective. A communication shall be deemed to have been received as of the next Business Day following its transmission by facsimile.

10.3
It is understood that GFL is an independent contractor and as such, GFL shall be solely responsible for the performance of the services hereunder.

10.4
This Agreement constitutes the entire agreement between the parties hereto relating to the engagement of GFL and replaces any and all previous agreements, contracts, understandings or discussions. There are not and shall not be any oral statements or representations, warranties, undertakings or agreements among the parties relating to the subject matter hereof and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

10.5
This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario.

10.6
In the event however that a court of law determines that any provision of this Agreement or any alternative provision set out in this Agreement is unenforceable in law or in equity, then the offending provision shall be reduced in scope or amended to the extent required so that such provision, as so reduced or amended, is enforceable in law and in equity and the unenforceable part thereof shall be deemed to be severed from the balance, which balance shall survive and be of full force and effect.

10.7
The parties hereto shall do all such further acts and things and execute and deliver all such assurances and other documents and writings as may be required from time to time in order to fully carry out the terms, provisions and intent of this Agreement.

10.8
Each party hereby affirms that they have read this Agreement, prior to its execution, and have been advised to seek independent legal advice.

10.9
Hostopia may assign this Agreement and its rights and obligations hereunder without the consent of GFL. This Agreement shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

10.10
Any failure of Hostopia at any time to require or enforce the performance by GFL of any of the obligations of GFL hereunder shall in no way effect the right of Hostopia to enforce those obligations at any time thereafter.

10.11
This Agreement may be executed by the parties hereto by facsimile and in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

  IN WITNESS WHEREOF the parties hereto have caused this Agreement to be signed and delivered by their respective authorized signatories as of the date set out on the first page of this Agreement.

HOSTOPIA.COM INC.
Per:	/s/ FRANC NEMANIC Franc Nemanic

GEEKSFORLESS INC.
Per:	/s/ IGOR NIKOLAICHUK Igor Nikolaichuk

Schedule "A"

The following Templates shall be provided by GFL to Hostopia in accordance with this Agreement.

Type	DESCRIPTION	QUANTITY	DELIVERY DATE	Price
Advanced Templates	Basic Flash	500	April 1st, 2005	$110 USD
Premium Templates	HTML version, with flash and sounds.	500	September 1st, 2005	$140 USD

QuickLinks

TEMPLATE PURCHASE AGREEMENT
ARTICLE 1 TEMPLATE ARRANGEMENT
ARTICLE 2 PARTIES' RIGHTS
ARTICLE 3 DELIVERY OF TEMPLATES
ARTICLE 4 FEES
ARTICLE 5 REPRESENTATIONS, WARRANTIES AND COVENANTS
ARTICLE 6 INDEMNITY LITIGATION AND LIMITATION OF LIABILITY
ARTICLE 7 CONFIDENTIAL INFORMATION
ARTICLE 8 TERM AND TERMINATION
ARTICLE 9 NON-SOLICITATION
ARTICLE 10 GENERAL
Schedule "A"